EXHIBIT (b)

AMENDED AND RESTATED

BY-LAWS

OF

CALVERT WORLD VALUES FUND, INC.

ARTICLE I

ARTICLES OF INCORPORATION AND PRINCIPAL OFFICE

Section 1. Articles of Incorporation. These By-laws are subject to the Articles of Incorporation (the “Articles”), as from time-to-time in effect, of Calvert World Values Fund, Inc. (the “Fund”), a corporation established under the General Corporation Law of the State of Maryland.

Section 2. Principal Office of the Fund. The principal office of the Fund is located at 1825 Connecticut Avenue NW, Suite 400 Washington, DC 20009. The Fund may have offices in such other places within or outside the State of Maryland as the Directors may from time-to-time determine.

ARTICLE II

SHAREHOLDERS

Section 1. Meetings. There shall be no annual meetings of Shareholders except as required by law. Meetings of the Shareholders shall be held at the principal office of the Fund, or at such place within or outside the State of Maryland and on such dates and at such times as the Directors or their designee shall designate.

Section 2. Special Meetings. A special meeting of the Shareholders of the Fund for the benefit of any of its series will be held when called by the Secretary or his or her designee (a) whenever ordered by: (i) a majority of Directors then in office, (ii) the Chairperson or (iii) the President, or (b) whenever election of a Director or Directors by Shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940. A special meeting of the Shareholders of the Fund or of any Series or Class shall also be called by the Secretary or his or her designee upon the order of the Directors upon the written request of the Shareholders holding Shares representing in the aggregate not less than twenty-five (25%) of the voting power of the Outstanding Shares entitled to vote on the matters specified in such written request provided that:

(1)        such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Fund the reasonably estimated cost of preparing and mailing the notice thereof, which estimate the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than 30 days to call a special meeting, the Directors, the Chairperson or the President may, in the name of the Secretary, call the meeting by giving the required notice. If the special meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Fund, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting. The business transacted at any special meeting of Shareholders shall be limited to the purpose stated in the notice of such special meeting. Unless requested by Shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Shareholders held during the preceding twelve (12) months, upon the vote or consent of a majority of the Board of Directors.

Section 3. Record Dates. For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders, or for the purpose of determining Shareholders entitled to receive payment of any dividend, distribution or allotment of rights, or in order to make a determination of Shareholders for any other proper purpose, the Directors may fix in advance or may delegate to a Fund officer the ability to fix in advance a date as the record date for any other such determination of Shareholders. Such date shall not be more than ninety (90) days, nor less than ten (10) days before the date of any such meeting or the date of the particular action to be taken. When a determination of Shareholders of record entitled to notice of, or to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjourned meeting unless the Directors fix a new record date for such adjourned meeting. Only Shareholders of record as of the close of business on the record date shall be entitled to such notice of, and to vote at, such meeting, or any adjourned meeting, or to receive payments of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Fund after any such record date fixed as aforesaid. In lieu of fixing such date, the Directors may for any such purposes close the register or transfer books for all or any part of such period, as may be permitted by law, regulation or the Articles.

Section 4. Notice of Meetings. Notice of all meetings of Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Directors in accordance with Article II, Section 10 hereof at least ten (10) days and not more than ninety (90) days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series or Class on the date set in accordance with Article II, Section 3 hereof. Any adjourned meeting may be held as adjourned without further notice, provided the date of such adjourned meeting is not more than one hundred and twenty (120) days after the original record date. Where separate meetings are held for Shareholders of the individual Series or Class to vote on a matter required to be voted on by Shareholders of the Fund in the aggregate, notice of each such separate meeting shall be provided in the manner described in this Section.

Section 5. Quorum. The holders of Outstanding Shares entitled to vote in person or by proxy representing one-third of the voting power of the Fund shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Articles or these By-laws a vote shall be taken by individual Series or Class, then Outstanding Shares entitled to vote in person or by proxy representing one-third of the voting power of that Series or Class shall be necessary to constitute a quorum for the transaction of business by that Series or Class. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted. At any meeting of Shareholders at which a quorum is present, the affirmative vote of the majority of the Shares represented at the meeting shall be the act of the Shareholders, unless the vote of a greater or lesser number of Shares is required by law, regulation or the Articles. At any meeting of Shareholders at which a quorum is not present, the Shareholders present or represented by proxy may adjourn the meeting from time-to-time, without notice other than announcement at the meeting until a quorum is present. Unless a proxy is limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. At such adjourned meeting at which a quorum is present any business may be transacted that may have been transacted at the meeting as originally called.

Section 6. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Fund as the Directors or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Directors, a Shareholder may give instructions through hardcopy delivered by U.S. mail or similar means, through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Fund through its officers, and pursuant in each case to procedures established or approved by the officers of the Fund or agents employed by the Fund for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Fund through its officers, and pursuant to procedures established or approved by the officers of the Fund or agents employed by the Fund for such purpose. Pursuant to a vote of the Directors, proxies may be solicited in the name of one or more Directors and/or one or more of the officers of the Fund. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

Section 7. Voting. Each Outstanding Share of stock, regardless of the Series designation, is entitled to one vote on each matter submitted to a vote at a meeting of Shareholders and shall have a fractional vote for each fraction of a Share held. Within each Series, each Share shall have equal voting rights with each other. However, in accordance with the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission, in some instances, the vote of a majority of the Outstanding Shares of any Series on matters affecting such Series shall be effective for that Series, notwithstanding that the matter does not receive a majority of the outstanding Shares of any other Series or a majority of the Outstanding Shares of the Fund. On any matter submitted to a vote of the Shareholders, all Shares of all Series and Classes then entitled to vote shall be voted together, except that (i) when required by the Investment Company Act of 1940 to be voted by individual Series or Class, Shares shall be voted by individual Series or Class, and (ii) when the Directors have determined that the matter affects only the interests of Shareholders of one or more Series or Classes, only Shareholders of such one or more Series or Classes shall be entitled to vote thereon. The Shares of each Series shall have non-cumulative voting rights. A Shareholder may vote in person or by proxy executed in writing by the Shareholder or by such Shareholder's duly authorized attorney-in-fact in accordance with Section 6 of this Article.

Section 8. Conduct of Meetings. For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Directors then in office or otherwise brought before the meeting by or at the direction of the Chairperson or other presiding officer. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Directors may be included in the Fund’s proxy materials. The Directors may from time-to-time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Directors are to be elected, submit the names of potential candidates for Director, to be considered by the Directors, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors pursuant to Article II, Section 9, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairperson or other presiding officer.

Section 9. Inspectors of Election. In advance of any meeting of Shareholders, the Directors, or at any such meeting, the Directors or the Chairperson or other presiding officer, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairperson or other presiding officer may appoint a person to fill the vacancy. Unless otherwise instructed by the Directors, or by the Chairperson or other presiding officer at the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

Section 10. Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Articles, these By-laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Directors if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Fund of the Shareholder’s current address and the Directors may from time-to-time adopt, or may authorize the officers or agents of the Fund to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Fund or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication.

Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Fund.

Section 11. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Shareholders may be taken, if so directed by the Directors, without a meeting by written action executed by Shareholders, as of a record date specified by the Directors, holding not less than the minimum voting power that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Shareholders and delivered to the Secretary of the Fund, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Directors from time-to-time.

Section 12. Access to Books and Records. The records, accounts and books of the Fund shall be open to inspection by Shareholders to the extent required by the General Corporation Law of the State of Maryland.

ARTICLE III

DIRECTORS

Section 1. Number, Term of Office, and Eligibility. The number of Directors shall be determined from time-to-time by vote of a majority of the Directors; provided however, that at no time shall the number of Directors be less than three (3) nor more than twelve (12). The Directors need not be residents of Maryland nor Shareholders of the Fund. Directors, other than the Directors of the first Board of Directors, shall be elected at a meeting of the Shareholders, except as may otherwise be provided in these By-laws or the Articles, to serve until their successors shall have been elected and qualified.

Section 2. Chairperson of the Board. The Directors may elect from their own number a Chairperson to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chairperson of the Board or his or her designee shall preside at all regular and special meetings of the Board of Directors. The Chairperson shall also perform such other duties and have such other powers as may from time-to-time be assigned to him or her by the Board of Directors.

Section 3. Regular Meetings. Regular meetings of the Directors may be held without call or notice at such places as the Directors may from time-to-time determine, provided that notice of the first regular meeting following any such determination will be given to absent Directors. Such meetings may also be held by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such means will constitute presence in person at a meeting to the extent permitted by the Investment Company Act of 1940.

Section 4. Special Meetings. Special meetings of the Directors may be held at any time and at any place designated in the call and notice of the meeting when called by the Chairperson, the President or the Secretary or by two or more Directors, sufficient notice thereof as described in Article III, Section 5 below being given to each Director by the Secretary or an Assistant Secretary or by the person calling the meeting. Such meetings may also be held by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such means will constitute presence in person at a meeting to the extent permitted by the Investment Company Act of 1940.

Section 5. Call and Notice of Special Meetings. It shall be sufficient notice to a Director of a special meeting to send notice by overnight mail at least two days, or by email or facsimile at least one day, before the meeting, addressed to the Director at his or her usual or last known business or residence address, email address or facsimile number, as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purpose(s) of the meeting. When all the Directors are present at a special meeting, however called, or for whatever purpose held, or assent to the holding of the meeting without notice, or after the meeting sign a written assent thereto on the record of such meeting, the acts of such meeting will be valid as if the meeting had been properly called and noticed.

Section 6. Quorum and Vote. A majority of the Directors shall be present in person at any regular or special meeting of the Directors in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Articles or these By-Laws) the act of a majority of the Directors present at any meeting at which the quorum is present shall be the act of the Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time-to-time until a quorum shall be present. Notice of any adjourned meeting need not be given. A meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Directors if any action taken is approved by at least a majority of the required quorum.

Section 7. Action Without A Meeting. Whenever Directors are required or permitted to take any action at a meeting, such action may be taken by the Board of Directors without a meeting on the written consent of all of the members of the Board of Directors, provided such meeting is not required to be held in person by the Investment Company Act of 1940 or other applicable law, and such consent shall be filed in the minute Book of the Secretary. Such action shall have the same force and effect as an in-person action of the Board of Directors.

Section 8. Powers and Duties. The Directors shall have exclusive and absolute control over the Fund Property and over the business of the Fund but with full powers of delegation, except as may otherwise be expressly prohibited by law, the Articles or otherwise by these By-laws. The business affairs of the Fund shall be managed by the Board of Directors which shall exercise all such powers of the Fund and do all such lawful acts and things as are not by law, the Articles or by these By-Laws directed or required to be exercised or done by the Shareholders.

Section 9. Compensation of Directors. The compensation of the Directors shall be fixed from time-to-time by the Directors in accordance with the Investment Company Act of 1940. No Director shall be precluded from serving the Fund in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 10. Resignation, Retirement and Removal of Directors. Any Director may resign or retire in writing signed by him or her and delivered or mailed to the Chairperson, the President or the Secretary, or as otherwise may be provided in the Articles. Any or all of the Directors may be removed, with or without cause, at any time by a vote of the majority of the votes entitled to be cast generally for the election of Directors at a special meeting of Shareholders called for that purpose.

Section 11. Vacancies. Subject to the requirements of the Investment Company Act of 1940, a vacancy on the Board of Directors for any reason may be filled by the affirmative vote of a majority of the remaining Directors (though the number of Directors may be less than a quorum), and such Director shall serve until such Director's successor shall have been qualified and elected.

Section 12. Counsel and Experts. The Directors who are not Interested Persons may, by vote of a majority of such Directors, at the Fund’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Directors may, in their discretion, determine to be necessary or desirable from time-to-time, including services to one or more committees established by the Directors, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE IV

COMMITTEES

Section 1. Executive and Other Committees. The Directors by vote of a majority of all the Directors may elect from their own number an Executive Committee, which shall have such powers as the Directors may, from time-to-time, delegate to them except those powers which by law, the Article, or these By-Laws they are prohibited from delegating. The Directors may also elect from their own number other Committees from time-to-time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as the Executive Committee) and the term of membership of such Committees to be determined by the Directors. The Directors shall have the power to rescind any action of any Committee, but no such rescission shall have retroactive effect. The Directors shall have the power at any time to fill vacancies on the Committees. The Directors may designate one or more Directors as alternate members of any Committee who may replace any absent member at any meeting of the Committee. The Directors may designate a Chairperson of any such Committee; in the absence of such a designation, the Committee may elect its own Chairperson.

Section 2. Meeting, Quorum and Manner of Acting. The Directors may (1) provide for regular meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. All Committees shall keep regular minutes of their meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Fund. All action by Committees shall be reported to the Directors at their next regular meeting.

Section 3. Compensation. The Chairperson and members of any duly appointed Committee shall receive such compensation and/or fees and reimbursement for expenses as, from time-to-time, may be determined by the Directors in accordance with the Investment Company Act of 1940.

ARTICLE V

OFFICERS

Section 1. Number, Qualifications, Election and Term of Office. (a) The required officers of the Fund shall consist of a President, a Treasurer and a Secretary; (b) The Board of Directors may also elect, or the President may appoint at any time, such other officers or assistant officers, having such powers and duties, as the Board of Directors or, as the case may be, the President, may from time-to-time deem advisable; (c) The required officers of the Fund shall be elected by the Board of Directors and shall hold office until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal. All other officers shall serve at the pleasure of the Board of the Directors or as may otherwise be provided in these By-laws; (d) Any person may hold two or more offices the duties of which can be properly and simultaneously performed by such person; and (e) Failure to elect officers shall not dissolve or otherwise affect the Fund.

Section 2. Removal; Vacancies. (a) Any officer may be removed, with or without cause, at any time, by affirmative vote of a majority of the Board of Directors, at any regular meeting or at any special meeting called for that purpose; (b) Any officer appointed by the President may also be removed, with or without cause, at any time, by the President; (c) A vacancy in any office by reason of death, resignation, inability to act, disqualification, removal or any other cause, may at any time be filled by a majority vote of the Board of Directors, provided that the President may fill any unexpected vacancy arising between regular meetings of the Board of Directors, and any vacancy so filled shall be presented to the Board for ratification at its next regular meeting.

Section 3. Duties of the President. The President or his or her designee shall preside at all meetings of the Shareholders. The President shall be the chief executive officer of the Fund, shall have general and active management of the business of the Fund, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and have such other powers as the Board of Directors may from time-to-time prescribe.

Section 4. Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Fund and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 5. Duties of the Treasurer. The Treasurer shall be the chief financial officer of the Fund, shall oversee the custody of the corporate funds and securities and shall oversee the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Fund and shall oversee the deposit of all moneys and other valuable effects in the name and to the credit of the Fund in such depositories as may be designated by the Board of Directors. The Treasurer shall oversee the disbursement of the funds of the Fund as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Fund.

Section 6. Duties of the Vice President. The Vice President, or if there be more than one Vice President, the Executive Vice President or the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions of the President. The Vice Presidents shall perform such other duties and have such other powers as the President or the Board of Directors may from time-to-time prescribe.

Section 7. Duties of the Assistant Secretary. The Assistant Secretary, or if there be more than one Assistant Secretary, the Assistant Secretaries in the order determined by the President, under the supervision of the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties of the Secretary, and when so acting, shall have the powers of and be subject to all the restrictions of the Secretary. The Assistant Secretaries shall perform such other duties and have such other powers as the President, the Secretary or the Board of Directors may from time-to-time prescribe.

Section 8. Duties of the Assistant Treasurer. Duties of the Assistant Treasurer, or if there be more than one Assistant Treasurer, the Assistant Treasurers in the order determined by the President, under the supervision of the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties of the Treasurer, and when so acting, shall have the powers of and be subject to all the restrictions of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the President, the Treasurer or the Board of Directors may from time-to-time prescribe.

ARTICLE VI

SHARES AND SHARE CERTIFICATES

Section 1. Share Certificates. Unless the issuance of certificates is authorized by the Directors, Shares shall be held on the books of the Fund by one or more transfer agents appointed by the Directors (each, a “Transfer Agent”) in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Articles. The Fund shall not be bound to recognize any equitable or other claim to or interest in any Shares on the part of any person other than the record holder whether or not it shall have express or other notice thereof, except as otherwise required under applicable law.

The Directors may at any time authorize the issuance of Share certificates for Shares of any Series or Class in such form as the Directors may prescribe from time-to-time. Each such certificate shall be signed by the President, a Vice President or the Chairperson of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Fund with the same effect as if he were such officer at the time of its issue.

Section 2. Share Transfers. Transfers of Shares of the Fund shall be made only on the books of the Fund, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-laws, the person in whose name Shares stand on the books of the Fund shall be deemed the owner thereof for all purposes as regards the Fund; provided, that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

Section 3. Loss of Certificates. The Transfer Agent for any Series or Class of Shares, with the approval of any two officers of the Fund, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or such holder’s legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Directors.

Section 4. Regulations. The Directors may make such additional rules and regulations, not inconsistent with these By-laws, as amended from time-to-time, and applicable law, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

ARTICLE VII

CUSTODIAN

Section 1. Employment of a Custodian. The Fund will place and at all times maintain in the custody of a Custodian (including any subcustodian for the Custodian) all funds, securities, and similar investments owned by the Fund for the benefit of any of its series. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Fund's Custodian may deposit all or a part of the securities owned by the Fund for the benefit of any of its series in a subcustodian or subcustodians situated within or without the United States. The Custodian will be appointed and its remuneration fixed by the Board of Directors.

Section 2. Central Certificate Service. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Fund's Custodian may deposit all or any part of the securities owned by the Fund for the benefit of any of its series in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

Section 3. Cash Assets. The cash proceeds from the sale of securities and similar investments and other cash assets of the Fund for the benefit of any of its series will be kept in the custody of a bank or banks appointed pursuant to Section 1 of this Article, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time-to-time prescribe for the protection of investors, except that the Fund may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts will at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts.

Section 4. Action Upon Termination of Custodian Agreement. Upon resignation of a custodian of the Fund or inability of a custodian to continue to serve, the Board of Directors will promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors will call as promptly as possible a special meeting of the Shareholders to determine whether the Fund will function without a custodian or will be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares of the Fund, the custodian will deliver and pay over all property of the Fund held by it as specified in such vote.

ARTICLE VIII

DISTRIBUTIONS AND REDEMPTIONS

Section 1. Dividends and Distributions. The Directors may from time-to-time declare and pay dividends and distributions, and the amount of such dividends and distributions, and the payment of them, shall be at the direction of the Directors, and as may be provided in the Articles.

Section 2. Redemption. All Shares of the Fund shall be redeemable, at the redemption price determined in the manner as may be established by the Board of Directors, and as may be set forth in these By-laws or the Articles. The Fund shall redeem Shares of the Fund or any Series or Class thereof at the price determined hereinafter set forth, and in accordance with such conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares as may be described in the applicable Prospectus.

Section 3. Redemption Price. Shares of each Series and Class shall be redeemed at their net asset value determined as set forth in Article VIII, Section 6 below as of such time as the Directors shall have theretofore prescribed, less any fees and/or charges, as may be established by the Directors from time-to-time, as disclosed in the applicable Prospectus.

Section 4. Suspension of Right of Redemption. Notwithstanding the foregoing, the Fund may postpone the payment of the redemption price and may suspend the right of Shareholders to require the Fund to redeem Shares to the extent permitted under the Investment Company Act of 1940.

Section 5. Status of Selling Shareholder. From and after the close of business on the date when the Shares are properly tendered for redemption, the owner shall, with respect to such Shares, cease to be a Shareholder of the Fund and shall have only the right to receive the redemption price, in accordance with provisions hereof.

Section 6. Determination of Net Asset Value; Valuation of Portfolio Assets. The Directors may from time-to-time prescribe such bases and times for determining the per Share net asset value of the Shares of the Fund or any Series or Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable. The Fund may suspend the determination of net asset value during any period when it may suspend the right of Shareholders to require the Fund to redeem Shares.

ARTICLE IX

BONDING AND INDEMNIFICATION

Section 1. Bonding. The President, any Vice Presidents, the Secretary and the Treasurer shall be bonded for the faithful performance of their respective duties, with sufficient sureties and in such amounts as shall be determined by the Board of Directors. The Board of Directors may also require a bond of any other officer or employee of the Fund with such surety as it may deem proper. Such bond shall be approved at least annually by the Board.

Section 2. Indemnification; Authority of Directors. Notwithstanding any provision to the contrary herein, the Directors may, by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding giving rise to the claim for indemnification, indemnify or advance any expenses to Directors, Officers and to any other person to the fullest extent permitted by the General Corporation Law of the State of Maryland.

Section 3. Indemnification; Proceeding Not Brought By or on Behalf of Fund. Subject to the provisions of Section 6 of this Article, the Fund shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action brought by or on behalf of the Fund) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, creates a rebuttable presumption that the Director did not meet the requisite standard of conduct set forth in the subsection.

Section 4. Proceeding Brought by or on Behalf of Fund. Subject to provisions of Section 6 of this Article, the Fund shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the Fund to obtain a judgment or decree on its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interests of the Fund. However, no indemnification shall be provided in respect to any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in performing his or her duty to the Fund, except to the extent that the court in which the action, suit or proceeding was brought or any other court in which the action, suit or proceeding was brought or any other court of equity in the county in which the Fund has its principal office, determines on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnify for those expenses which the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the Fund or in which liability shall have been adjudged against a Director in an action, suit or proceeding charging improper personal benefit to the Director whether or not involving action in the Director’s official capacity on the basis that personal benefit was improperly received shall be limited to expenses.

Section 5. Indemnification for Successful Defense. To the extent that a Director, officer, employee or agent of the Fund successfully defends on the merits or otherwise any action, suit or proceeding referred to in Sections 3 and 4 of this Article, or in defense of any claim, issue or matter raised in the proceeding, the Fund shall indemnify him or her against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection therewith.

Section 6. Authorization. Any indemnification under Sections 3 and 4 of this Article (unless ordered by a court) shall be made by the Fund only as authorized in the specific case after determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 3 and 4. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if the required quorum is not obtained, then by a majority vote of a committee of the board consisting solely of two or more Directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated Directors who are parties may participate, or (c) by a special counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subpart (a) of this Section, or, if the requisite quorum of the full Board cannot be obtained therefor, and the committee cannot be established, by a majority vote of the full Board in which Directors who are parties may participate; or (d) by the Shareholders of the Fund. Shares held by Directors who are parties to the proceeding may not be voted on the subject matter under this Article.

Section 7. Advance Reimbursement. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Fund before the final disposition thereof if authorized in the specific case by a preliminary determination following one of the procedures set forth in Section 6 of this Article that there is a reasonable basis for a belief that the Director, officer, employee or agent met the applicable standard of conduct set forth in Sections 3 and 4 of this Article, and upon receipt by the Fund of (a) written affirmation by the Director of the Director's good faith belief that the standard of conduct necessary for indemnification by the Fund as authorized in this Article has been met; and (b) an undertaking is given to the Fund by or on behalf of the Director, officer, employee or agent reasonably assuring that the advance will be repaid if it is not ultimately determined that he or she is entitled to be indemnified by the Fund as authorized in this Article.

Section 8. Non-Exclusive Rights. The indemnification provided by this Article continues as to a person who has ceased to be a Director, officer, employee or agent and insures to the benefit of his or her heirs and personal representative, and does not exclude any other rights to which a defendant or other person may be entitled under any By-Laws, agreement, vote of Shareholders or Directors who were not parties to such action, suit or proceeding, or otherwise both as to (a) action in his or her official capacity, and (b) action in another capacity while holding the office.

Section 9. Insurance. The Fund may, upon resolution of a majority of the Fund's Board of Directors, purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Fund, or who is or was serving at the request of the Fund as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him or her or incurred by him or her, or arising out of his or her position, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article IX.

Section 10. Report of Indemnification to Shareholders. Any indemnification of, or advance of expenses to, a Director in accordance with this Article, if arising out of a proceeding by or in the right of the Fund, shall be reported in writing to the Shareholders with the notice of the next Shareholder's meeting or prior to the meeting.

Section 11. Limitations Imposed By the Investment Company Act of 1940. Notwithstanding anything to the contrary stated herein, nothing in this Article protects or purports to protect any Director or officer of the Fund against any liability to the Fund or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE X

MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Fund shall begin on the first day of October in each year and shall end on the last day of September in each year, provided, however, that the Directors may from time-to-time change the fiscal year of the Fund or any Series thereof.

Section 2. Seal. The Directors may adopt a seal of the Fund which shall be in such form and shall have such inscription thereon as the Directors may from time-to-time prescribe, but unless otherwise required by the Directors, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Fund.

Section 3. Books and Records. The books and records of the Fund and any Series or Classes thereof, including the Share ledger or ledgers, may be kept in or outside the State of Maryland at such office or offices of the Fund and/or its agents as may from time-to-time be determined by the officers of the Fund.

Section 4. Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Directors shall be signed by the President, any Vice President, the Treasurer, the Secretary, or any Assistant Secretary, or by any other officer if such officer has been elected by the Directors, except as the Directors may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-laws.

Section 5. Severability. The provisions of these By-laws are severable. If the Directors determine, with the advice of counsel, that any provision hereof conflicts with the Investment Company Act of 1940 or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 6. Headings. Headings are placed in these By-laws for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control.

Section 7. Amendments. These By-laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Directors then in office at any meeting of the Directors, or by one or more writings signed by such a majority.

Adopted: December 4, 2018